EXHIBIT 99.1

Investor Relations: Brian Norris Acme Packet +1 781-328-4790 bnorris@acmepacket.com	Industry Analysts: Kevin Mitchell Acme Packet +1 781-328-4436 kmitchell@acmepacket.com	Trade and Business Press: Rich Williams Connect2 Communications +1 919-554-3532 rmwilliams@connect2comm.com

Acme Packet Reports Results for First Quarter of Fiscal Year 2007

– Company Posts Record Quarterly Revenues –
— Company Affirms Previous Outlook for Revenue and Non-GAAP(1) Net Income —

BURLINGTON, MA. – May 2, 2007 — Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, today announced results for its first quarter ended March 31, 2007.  The Company also affirmed its previously issued outlook for revenue and non-GAAP(1) net income in 2007.

Total revenues for the three month period ended March 31, 2007 were $25.1 million, an increase of 33% compared to total revenues of $18.9 million for the same period last year.  Net income for the three month period ended March 31, 2007 was $4.3 million, or $0.06 per share on a diluted basis.  Net income on a non-GAAP basis(1) for the three month period ended March 31, 2007 was $5.0 million, or $0.08 per share on a diluted basis.  Non-GAAP net income(1) for the three month period ended March 31, 2007 differs from GAAP net income as it excludes stock-based compensation expense, net of tax, of approximately $737,000, or $0.02 per share on a diluted basis.  A reconciliation of GAAP to non-GAAP results is included at the end of this press release.  Net income for the three month period ended March 31, 2006 was $6.0 million, or $0.11 per share on a diluted basis.  The Company’s results during the three month period ended March 31, 2007 reflect a fully effective GAAP tax rate of approximately 38%.  In contrast, the Company recorded a fully effective GAAP tax rate of approximately 3% during the three month period ended March 31, 2006, which represented a provision for United States Federal Alternative Minimum Tax and certain foreign taxes as the Company utilized net operating loss carryforwards and tax credits to offset taxable income.

“We are pleased to report that our new fiscal year is off to a strong start and our execution is continuing as planned,” said Andy Ory, President and Chief Executive Officer of Acme Packet, Inc. “Strong traction in both new and existing customers enabled us to achieve record revenues and non-GAAP(1) pre-tax income in the first quarter of 2007.  These results continue to reflect the growing importance that our SBC solutions have in the way that our nearly 400 service provider customers deliver IP-based interactive communication services to their customers.”

Company Comments on Business Outlook for 2007

The Company reaffirmed its previously issued expectation for total revenues in 2007 to range between $108.0 million and $112.0 million with sequential growth in each quarter of the year.  The Company expects GAAP net income to range between $14.5 million and $15.5 million, or between $0.22 and $0.24 per share on a diluted basis.  The Company reaffirmed its previously issued expectation for total non-GAAP(1) net income in 2007 to range between $18.5 million and $19.5 million, or between $0.28 and $0.30 per share on a diluted basis.  The Company’s outlook for non-GAAP(1) net income differs from GAAP net income in 2007 as it excludes estimated stock-based compensation expense, net of tax, of approximately $4.0 million, or $0.06 per share on a diluted basis.  The Company’s previously issued outlook assumed estimated stock-based compensation expense, net of tax, of approximately $2.0 million, or $0.03 per share on a diluted basis.  Since issuing its earlier estimate for stock-based compensation expense in 2007, the Company has updated its projected stock-based compensation expense based on actual and projected stock option awards for new and existing employees.  The Company’s estimated stock-based compensation expense has no impact on estimated non-GAAP(1) net income in 2007.  The Company’s outlook for 2007 assumes a fully effective non-GAAP tax rate of 35%.  In contrast, the Company recorded a fully effective non-GAAP tax rate of approximately 5% in 2006.  The Company expects its full year weighted average diluted share count to be approximately 66.5 million in 2007 as compared to 57.4 million in 2006.

Operational Highlights

The following milestones were completed or announced since the Company’s fourth quarter of fiscal year 2006 ended on December 31, 2006:

•                  The Company announced that two leading market research firms, Dell’Oro Group and Infonetics Research, found that the Company gained significant market share in the session border controller (SBC) market in 2006. In their fourth quarter 2006 reports on the service provider VoIP equipment market, both firms showed the Company as the leading SBC vendor with market share over two times that of its closest competitor.  Specifically, Infonetics Research reported that Acme Packet achieved 56% market share based on 2006 revenue.

•                  The Company announced it has received its seventh U.S. patent, its 22nd overall, for its Net-Net SBC product family. The seven U.S. patents and 15 additional foreign patents cover many of the key features and techniques used by SBCs and represent a broad portfolio of intellectual property developed over seven years.  The most recent patent entitled “System and Method for Providing Session Admission Control”, covers the Company’s flexible call admission control algorithms.

•                  The Company announced that it had been honored by the Massachusetts Network Communications Council (MassNetComms) with two prestigious awards at the Council’s annual awards ceremony held on April 4, 2007.  Acme Packet was recognized as Public Company of the Year as well as Fastest Growth in Massachusetts for 2006.  MassNetComms supports more than 230 telecommunications, Internet, software and application companies and affiliated organizations throughout the Commonwealth of Massachusetts and New England.

•                  The Company announced over fifty new features and enhancements that further extend the control capabilities of the Company’s Net-Net SBCs for interconnecting IP VoIP, video and multimedia networks to one another. These features, delivered in Net-Net OS Release 5.0, advance the functions of the Net-Net SBCs in the areas of security, service reach maximization, SLA assurance, revenue and profit protection and regulatory compliance.

•                  The Company announced that its Net-Net SBCs now support the DIAMETER protocol towards Resource and Admission Control Functions and Connectivity session Location repository Functions, which form an integral part of next generation IMS networks. DIAMETER is used for several IMS functions, including the interface between SBCs and policy servers for resource reservation for VoIP and other interactive IP communication sessions. The Company also announced that it had expanded its partner list to include CableMatrix and Juniper Networks and is testing DIAMETER interoperability between its Net-Net SBC and policy servers from CableMatrix, Camiant, Juniper and Operax.

Company to Host Live Conference Call and Webcast

The Company’s management team will host a live conference call and webcast at 5:00 p.m. eastern time today to discuss the financial results as well as management’s outlook for the business.  The conference call may be accessed in the United States by dialing (888) 428-4478 and using pass code “APKT”.  The conference call may be accessed outside of the United States by dialing (612) 332-0226 and using pass code “APKT”.  The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at www.ir.acmepacket.com.  A replay of the webcast will be available approximately two hours after the call.

About Acme Packet, Inc.

Acme Packet, the leader in session border control solutions, enables service providers to deliver trusted, first class interactive communications—voice, video and multimedia sessions—across IP network borders. Our Net-Net family has been selected by 390 service providers in 77 countries to satisfy critical security, service assurance and regulatory requirements in wireline, cable and wireless networks.  Our customers include 23 of the top 25, and 75 of the top 100 service providers in the world. These deployments support multiple applications—from VoIP trunking to hosted enterprise and residential services to fixed mobile convergence; multiple protocols—SIP, H.323, MGCP/NCS and H.248; and multiple border points—interconnect, access network and data center. For more information, contact us at +1 781.328.4400, or visit www.acmepacket.com.

Acme Packet, Inc. Safe Harbor Statement

Statements contained herein that are not historical fact (including those in the section “Company Comments on Business Outlook for 2007”) may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to the Company’s position in the session border controller market as estimated by the Company, the Dell’Oro Group or Infonectics Research; the Company’s expected financial and operating results, including expected revenue and net income per share (on both a GAAP and non-GAAP basis) for fiscal year 2007; the amount and impact of stock-based compensation expense; the Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share”; its ability to establish and maintain intellectual property rights; its ability to build and grow; the benefits or advantages of its programs, services, or products including its Net-Net OS Release 5.0 and the Company’s support for the DIAMETER protocol; its traction in both new and existing customers; its ability to achieve its goals, plans and objectives; its ability to attract and retain customers; and its development activities. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. These include, but are not limited to: difficulties growing its customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; poor product sales; long sales cycles; difficulty developing new products; difficulty in relationships with vendors and partners; higher risk in international operations; difficulty managing rapid growth, financial performance; its ability to hire and retain necessary employees and appropriately staff its operations; the spending of the proceeds of its capital raising activities; its cash needs; and the impact of new accounting pronouncements and increased competition. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

(1) The Company uses the financial measures “non-GAAP net income” and “non-GAAP net income per share” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  The presentation of non-GAAP net income and non-GAAP net income per share is not meant to be a substitute for “net income” or “net income per share”, presented in accordance with GAAP but rather should be evaluated in conjunction with net income and net income per share.  The Company’s management believes that the presentation of non-GAAP net income and non-GAAP net income per share provides useful information to investors because this financial measure excludes stock-based compensation expense which is a non-cash charge.  Management does not consider this item to be part of the Company’s on-going operating activities or meaningful in evaluating the Company’s past financial performance or future prospects.  Management believes that excluding stock-based compensation expense is useful to investors because it is more representative of ongoing costs and therefore more comparable to historical operations. In addition, each of non-GAAP net income and non-GAAP net income per share is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities. These non-GAAP measures should not be considered measures of the Company’s liquidity.  The Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share” may differ from similar measures used by other companies and may differ from period to period. From time to time, subject to the review and approval of the audit committee of the Board of Directors, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income” and/or “non-GAAP net income per share” by excluding these expenses and gains.

Acme Packet, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended
	March 31, 2007	March 31, 2006
	(unaudited)
Revenue:
Product	$ 21,217	$ 17,180
Maintenance, support and service	3,874	1,745
Total revenue	25,091	18,925

Cost of revenue (2):
Product	4,328	3,819
Maintenance, support and service	972	472
Total cost of revenue	5,300	4,291

Gross profit	19,791	14,634

Operating expenses (2):
Sales and marketing	7,643	4,837
Research and development	4,299	2,637
General and administrative	2,520	1,144
Total operating expenses	14,462	8,618

Income from operations	5,329	6,016

Other income, net	1,549	174
Income before provision for income taxes	6,878	6,190

Provision for income taxes	2,586	169

Net income	$ 4,292	$ 6,021

Net income per share applicable to common stockholders (3)
Basic	$ 0.07	$ 0.12
Diluted	$ 0.06	$ 0.11

Weighted average number of common shares used in net income per common share calculation (3)
Basic	58,461,591	15,755,146
Diluted	66,211,364	19,607,298

(2) Amounts include stock-based compensation expense, as follows:
Cost of product revenue	$ 42	$ —
Cost of maintenance, support and service revenue	61	3
Sales and marketing	355	19
Research and development	306	3
General and administrative	180	3

(3) In the three month period ended March 31, 2006, net income per share calculations were computed using the two-class method.  Under the two-class method, basic net income per share is computed by dividing the net income applicable to common stockholders by the weighted-average number of common shares outstanding for the fiscal period.  Diluted net income per share is computed using the more dilutive of (a) the two-class method or (b) the if-converted method. The Company allocates net income first to preferred stockholders based on dividend rights under the Company’s charter and then to common stockholders based on ownership interests.

Acme Packet, Inc.

Table of Reconciliation from GAAP to Non-GAAP

(in thousands, except per share data)

Three Months Ended
	March 31, 2007	March 31, 2006
(unaudited)

Reconciliation of non-GAAP net income (1):
Net income	$ 4,292	$ 6,021
Adjustments:
Stock-based compensation expense, net of taxes	737	28
Non-GAAP net income (1)	$ 5,029	$ 6,049

Non-GAAP net income per share applicable to common stockholders (1) (3)
Basic	$ 0.09	$ 0.12
Diluted	$ 0.08	$ 0.11

(1) The Company uses the financial measures “non-GAAP net income” and “non-GAAP net income per share” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  The presentation of non-GAAP net income and non-GAAP net income per share is not meant to be a substitute for “net income” or “net income per share” presented in accordance with GAAP but rather should be evaluated in conjunction with net income and net income per share.  The Company’s management believes that the presentation of non-GAAP net income and non-GAAP net income per share provides useful information to investors because this financial measure excludes stock-based compensation expense which is a non-cash charge.  Management does not consider this item to be part of the Company’s on-going operating activities or meaningful in evaluating the Company’s past financial performance or future prospects.  Management believes that excluding stock-based compensation expense is useful to investors because it is more representative of ongoing costs and therefore more comparable to historical operations. In addition, each of non-GAAP net income and non-GAAP net income per share is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities. These non-GAAP measures should not be considered measures of the Company’s liquidity.  The Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share” may differ from similar measures used by other companies and may differ from period to period. From time to time, subject to the review and approval of the audit committee of the Board of Directors, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income” and/or “non-GAAP net income per share” by excluding these expenses and gains.

Acme Packet, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2007	December 31, 2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 125,083	$ 118,714
Accounts receivable, net	12,058	14,337
Inventory	6,758	7,211
Deferred tax asset	3,515	3,515
Other current assets	1,558	1,681
Total current assets	148,972	145,458
Property and equipment, net	7,020	6,857
Other assets	347	343
Deferred tax asset	1,265	1,265
Total assets	$ 157,604	$ 153,923

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 3,801	$ 5,354
Accrued expenses and other liabilities	7,192	7,859
Deferred revenue	10,017	9,401
Total current liabilities	21,010	22,614

Deferred rent	353	372

Stockholders’ equity:
Undesignated preferred stock	—	—
Common stock	59	59
Additional paid-in capital	131,318	130,306
Retained earnings	4,864	572
Total stockholders’ equity	136,241	130,937
Total liabilities and stockholders’ equity	$ 157,604	$ 153,923